______________________________________________________________________________

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

by and among

SEITEL HOLDINGS, INC.,

VALUEACT CAPITAL MASTER FUND, L.P.,

CENTERBRIDGE CAPITAL PARTNERS II, L.P.,

CENTERBRIDGE CAPITAL PARTNERS SBS II, L.P.

AND

THE MANAGEMENT INVESTORS IDENTIFIED HEREIN

Dated as of May 23, 2011

______________________________________________________________________________

1. Definitions *

2. Registrable Securities *

3. Incidental Registration *

4. Demand Registration *

5. Shelf Registration *

6. Withdrawal Rights *

7. Registration Procedures *

8. Indemnification *

9. Hold-Back Agreements *

10. Underwritten Registration *

11. Miscellaneous *

DEFINED TERMS

REGISTRATION RIGHTS AGREEMENT

This is aN AMENDED AND RESTATED Registration Rights Agreement, dated as of May 23, 2011 (the "Agreement"), by and among Seitel Holdings, Inc., a Delaware corporation (the "Company"), ValueAct Capital Master Fund, L.P., a British Virgin Islands limited partnership ("ValueAct Capital"), Centerbridge Capital Partners II, L.P., a Delaware limited partnership "Centerbridge Capital"), Centerbridge Capital Partners SBS II, L.P., a Delaware limited partnership ("Centerbridge SBS" and, together with Centerbridge Capital, "Centerbridge" and the individuals listed on the signature pages hereto as "Management Investors" (such individuals, the "Management Investors," and each such individual, a "Management Investor"). ValueAct Capital, Centerbridge and each of the Management Investors and any other investor in the Company who becomes a party to or agrees to be bound by this Agreement are sometimes referred to herein individually as an "Investor" and collectively as the "Investors." ValueAct Capital and Centerbridge are together referred to as the "Major Stockholders" and each individually as a "Major Stockholder."

A. This Agreement is being entered into concurrently with the consummation of the transactions contemplated by the Stock Purchase Agreement, dated as of May 21, 2011 (the "Stock Purchase Agreement"), by and between the Company and Centerbridge.

B. Pursuant to the terms of the Stock Purchase Agreement, Centerbridge is acquiring 483,803 shares of common stock, par value $0.001 of the Company (the "Common Stock"), for an aggregate purchase price of $125,000,000 (the "Investment").

C. ValueAct Capital and the Management Investors currently own Common Stock and are party to the Registration Rights Agreement, dated as of January 8, 2007, by and among the Company, ValueAct Capital and the Management Investors (the "Original Agreement").

D. In connection with the Investment, the Company, ValueAct and the Management Investors wish to amend and restate in its entirety the Original Agreement, and the Company has agreed to provide the registration rights to the Investors, including Centerbridge, set forth in this Agreement from and after the closing of the Investment.

Terms

In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree to amend and restate the Original Agreement in its entirety to read as follows:

    Definitions

    .

    As used in this Agreement, the following capitalized terms shall have the following meanings:

    "Affiliate" has the meaning set forth in Rule 12b-2 of the Rules promulgated under the Exchange Act.

    "Commission" means the Securities and Exchange Commission.

    "Common Stock" means the Common Stock, par value $.001 per share, of the Company, as adjusted for any stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

    "Holder Expenses" shall mean costs and expenses of any holder of Registrable Securities whose Registrable Securities are to be registered pursuant to this Agreement comprising underwriters' commissions, brokerage fees, transfer taxes or the fees and expenses of any accountants, counsel (other than the one counsel referenced in the definition of Registration Expenses below) or other representatives retained by any such holder.

    "Other Securities" means securities of the Company sought to be included in a registration other than Registrable Securities.

    "Person" means an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof or any other entity of any kind.

    "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

    "Public Offering" means a successfully completed firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (other than a Special Registration Statement) in respect of the offer and sale of shares of Common Stock for the account of the Company resulting in aggregate net proceeds to the Company and any stockholder selling shares of Common Stock in such offering of not less than $50,000,000.

    "Registration Expenses" means all costs and expenses in connection with all registrations and qualifications under the Securities Act, and of all other actions the Company is required to take in order to effect the registration of Registrable Securities under the Securities Act pursuant to this Agreement (including without limitation all federal and state registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and the fees and expenses of the Company's independent public accountants (including the expenses of any special audit and "cold comfort" letters required by or incident to such registration)) and to otherwise comply with this Agreement, and the fees and disbursements of one counsel for the holders of Registrable Securities whose shares are included in a Registration Statement, which counsel shall be selected by the holder(s) of a majority of the Registrable Securities whose shares are included in a Registration Statement, whether or not any Registration Statement is filed or becomes effective, other than Holder Expenses.

    "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

    "Registrable Securities" has the meaning set forth in Section 2 of this Agreement.

    "Securities Act" means the Securities Act of 1933, as amended from time to time.

    "Securities Holders Agreement" means the Amended and Restated Securities Holders Agreement, dated as of the date hereof, among the Company, ValueAct Capital, Centerbridge and the Management Investors.

    "Special Registration Statement" means a registration statement on Form S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company's or a direct or indirect subsidiary's employees or security holders or to security holders of a corporation or other entity being acquired by, or merged with, the Company or used to offer or sell a combination of debt and equity securities of the Company in which (i) not more than 10% of the gross proceeds from such offering is attributable to the equity securities and (ii) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Exchange Act.

    "Underwritten Registration" or "Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

    Registrable Securities

    . The securities entitled to the benefits of this Agreement are the Registrable Securities. As used herein, "Registrable Securities" means the shares of Common Stock owned by the Investors or their Permitted Transferees (as defined in the Securities Holders Agreement) that are issued and outstanding on the date hereof and the shares of Common Stock that become issued and outstanding after the date hereof that are owned by the Investors or their Permitted Transferees; provided, however, that any share of Common Stock shall cease to be a Registrable Security when (a) it has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Common Stock; (b) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act; or (c) from and after such time as the holder thereof may resell such Common Stock without manner or volume restrictions under Rule 144 (or any other similar provisions then in force) under the Securities Act.

    Incidental Registration

    .

              Right to Include Common Stock. If at any time after the completion of the Company's initial Public Offering the Company at any time proposes or is required to register any offer or sale of its Common Stock under the Securities Act (other than on a Special Registration Statement), whether or not for sale for its own account (including a registration pursuant to Section 4 or Section 5 hereof) , it will give at least 30 days prior written notice (the "Notice" (which request shall specify the aggregate number of the Registrable Securities to be registered and will also specify the intended method of disposition thereof) to all holders of Registrable Securities of its intention to file a registration statement under the Securities Act and of such holders' rights under this Section 3. Upon the written request of any such holders of Registrable Securities made within 20 days of the date of the Notice, the Company will use its best efforts to effect the registration under the Securities Act of the offer and sale of all Registrable Securities which the Company has been so requested to register by the holders thereof (an "Incidental Registration"), to the extent required to permit the public disposition (in accordance with such intended methods thereof) of the Registrable Securities subject to such requests; provided, however, that (i) if, any time after giving written notice of its intention to register the offer and sale of shares of Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Company's Common Stock, the Company shall give written notice of such determination to each holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any offer and sale of Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); (ii) if a registration undertaken pursuant to this Section 3 shall involve an Underwritten Offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing at least 20 days prior to the effective date of the registration statement filed in connection with such registration, not to register the offer and sale of such holder's Registrable Securities in connection with such registration; and (iii) if, at any time after the 180 day or shorter period specified in Section 5(b), the sale of the securities has not been completed, the Company may withdraw from the registration on a pro rata basis (based on the number of Registrable Securities requested by each holder of Registrable Securities to be subject to such registration) of the offer and sale of the Registrable Securities of which the Company has been requested to register and which have not been sold.
              Priority in Incidental Registrations. If a registration pursuant to Section 3(a) involves an Underwritten Offering and the managing underwriter or underwriters advise the Company in writing that, in its or their opinion, the total number of shares of Common Stock to be included in such registration, including the Registrable Securities requested to be included pursuant to this Section 3, exceeds the maximum number of shares of Common Stock specified by the managing underwriter or underwriters that may be distributed without materially and adversely affecting the price, timing or distribution of such shares of Common Stock, then the Company shall include in such registration only such maximum number of Registrable Securities which, in the reasonable opinion of such underwriter or underwriters, can be sold in the following order of priority: (i) first, all of the shares of Common Stock that the Company proposes to sell for its own account, if any, (ii) second, the Registrable Securities held by all holders of Registrable Securities and (iii) third, the Other Securities of any holder that are requested to be included in such Incidental Registration. To the extent that shares of Common Stock to be included in the Incidental Registration must be allocated among the holder(s) of Registrable Securities or Other Securities, as the case may be, pursuant to clauses (ii) and (iii) above, such shares shall be allocated pro rata among the applicable holder(s) of Registrable Securities or Other Securities, as the case may be, based on the number of Registrable Securities or Other Securities, as the case may be, held by each such holder (provided that any Registrable Securities or Other Securities allocated to any such holder that exceed such holder's request will be reallocated among the remaining requesting holders of such securities in like manner); provided, however, that if the Incidental Registration is an Underwritten Offering, the managing underwriter or underwriters may select Registrable Securities for inclusion in such Incidental Registration from the Management Investors on a basis other than such pro rata basis if, in the reasonable opinion of such underwriter or underwriters, selection on such other basis would be material to the success of the offering.
              Expenses. The Company will pay all Registration Expenses in connection with any registration of Registrable Securities pursuant to Sections 3, 4 and 5 and the Selling Holders and the Company participating in a particular offering shall pay the Holder Expenses pro rata in accordance with the total amount of securities sold in such offering by each such Person.
              Liability for Delay. The Company shall not be held responsible for any delay in the filing or processing of a registration statement which includes any Registrable Securities due to requests by holders of Registrable Securities pursuant to this Section 3 nor for any delay in requesting the effectiveness of such registration statement; provided that the Company is not otherwise in material breach of the terms of this Agreement, including without limitation Section 7 hereof.
    Demand Registration
              Right to Demand Registration. Subject to Section 4(b) below, at any time after the completion of the Company's initial Public Offering (or as permitted pursuant to Section 2.2 of the Securities Holders Agreement), each Major Stockholder, so long as such Major Stockholder together with its Affiliates holds at least 15% of the outstanding Common Stock of the Company (each a "Demanding Holder") shall each be entitled to make written request (a "Demand Registration Request") (which Demand Registration Request shall specify the intended number of Registrable Securities to be disposed of by such holder or holders and the intended method of disposition thereof (which may be a distribution on Shelf Registration Statement pursuant to Section 5 hereof)) to the Company for registration with the Commission under and in accordance with the provisions of the Securities Act of the offer and sale of all or part of the Registrable Securities owned by them (a "Demand Registration"). In any Demand Registration, all Registration Expenses shall be borne by the Company.
              Number of Demand Registrations. Each Demanding Holder shall be entitled to three (3) effective Demand Registrations (as described in Section 4(e) below) under Section 4(a) above; provided that the Company shall not be required to effect a Demand Registration within 180 days of the effective date of any Demand Registration.
              Priority on Demand Registration. If any of the Registrable Securities subject to a Demand Registration are to be sold in a firm commitment Underwritten Offering and the managing underwriter or underwriters of a Demand Registration advise the Company and the holders of such Registrable Securities in writing that in its or their opinion the number of shares of Common Stock proposed to be sold in such Demand Registration exceeds the maximum number of shares of Common Stock specified by the managing underwriter that may be distributed without materially and adversely affecting the price, timing or distribution of the Registrable Securities, the Company shall include in such registration only such maximum number of Registrable Securities which, in the reasonable opinion of such managing underwriter can be sold in the following order of priority: (i) first, the Registrable Securities requested to be included in such Demand Registration pursuant to Section 3 or this Section 4 by any holder; (ii) second the Other Securities requested to be included in such Demand Registration pursuant to Section 3 or this Section 4 by the holder of such Other Securities; and (iii) third, the shares of Common Stock to be offered by the Company in such Demand Registration. To the extent that the Registrable Securities or Other Securities, as the case may be, to be included in the Demand Registration must be allocated among the holder(s) of Registrable Securities pursuant to clause (i) or (ii) above, such Registrable Securities or Other Securities, as the case may be, shall be allocated pro rata among the applicable holder(s) of Registrable Securities or Other Securities, as the case may be, based on the relative number of Registrable Securities or Other Securities, as the case may be, then owned by such holder(s) of Registrable Securities or Other Securities, as the case may be (provided that any Registrable Securities or Other Securities, as the case may be, thereby allocated to any such holder that exceed such holder's request will be reallocated among the remaining registering holders of such securities in like manner); provided, however, that if the Demand Registration is an Underwritten Offering, the managing underwriter or underwriters may select Registrable Securities for inclusion in such Demand Registration from the Management Investors on a basis other than such pro rata basis if, in the reasonable opinion of such underwriter or underwriters, selection on such other basis would be material to the success of the offering.
              Filing Deadline. Subject to Section 4(f) and Section 5, the Company shall file the registration statement in respect of a Demand Registration Request as soon as practicable and, in any event, within 45 days after receiving a Demand Registration Request (the "Required Filing Date") on any form for which the Company then qualifies, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and shall use its best efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing; provided that the Company shall not be obligated to effect a Demand Registration pursuant to this Section 4 unless the Demand Registration Request is for a number of Registrable Securities with an expected market value that is equal to at least $15 million as of the date of such Demand Registration Request or is for one hundred percent of the Demanding Holder's Common Stock.
              Effectiveness of Demand. A Demand Registration requested pursuant to this Section 4 will not be deemed to have been effected unless it has become effective under the Securities Act and any Demand Registration shall not count as a Demand Registration unless the Demanding Holder and its Affiliates are able to register and sell at least 90% of the Registrable Securities requested to be included by such Demanding Holder in such Demand Registration (or 100% of the Registrable Securities requested to be included by such Demanding Holder and its Affiliates in the case of such Demanding Holder's third Demand Registration).
              Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by this Section 4 until after the Required Filing Date (or, suspend the effectiveness of a Shelf Registration Statement, (i) for a period not to exceed ninety (90) days, if, at the time the Company receives the Demand Registration Request (or at any time in connection with a Shelf Registration Statement), there exists a Material Disclosure Event, or (ii) for a period not to exceed ninety (90) days, if, prior to receiving the Demand Registration Request (or at any time in connection with a Shelf Registration Statement), the Company had determined to effect a registered underwritten public offering of Common Stock, or securities convertible into or exchangeable for Common Stock, for the Company's account in connection with a material public financing transaction and the Company had taken substantial steps (including selecting a managing underwriter for such offering, if applicable) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing (or suspension of effectiveness) of a registration statement pursuant to this Section 4(f) shall be lifted, and the requested registration statement shall be filed (or made effective) forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the Material Disclosure Event is disclosed or terminated, or, in the case of a deferral (or suspension) pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned or the filing of a registration statement with respect to any such proposed registration is delayed by more than thirty (30) days from the time of receipt of the applicable Demand Registration Request (or at the applicable time in connection with a Shelf Registration Statement). In order to defer the filing (or suspend the effectiveness) of a registration statement pursuant to this Section 4(f), the Company shall promptly (but in any event within ten (10) days), upon determining to seek such deferral (or suspension), deliver to each Demanding Holder a certificate signed by an executive officer of the Company stating that the Company is deferring (or suspending the effectiveness of) such filing pursuant to this Section 4(f), a general statement of the reason for such deferral (or suspension) and an approximation of the anticipated delay. Within twenty (20) days after receiving such certificate, the Demanding Holder may withdraw such Demand Registration Request by giving notice to the Company; if withdrawn, the Demand Registration Request shall be deemed not to have been made for all purposes of this Agreement and the Company shall pay all expenses of such withdrawn Demand Registration in accordance with this Agreement. The Company may defer (or suspend the effectiveness of) the filing of a particular registration statement pursuant to this Section 4(f) only once in any consecutive twelve (12)-month period.

              For the purposes of this Section 4(f), "Material Disclosure Event" means, as of any date of determination, any pending or imminent event relating to the Company or any of its subsidiaries that the board of directors (or other similar governing body) of the Company reasonably determines in good faith, after consultation with outside counsel to the Company, (i) would require disclosure of material, non-public information relating to such event in any registration statement or related prospectus including Registrable Securities (including documents incorporated by reference therein) so that such registration statement would not be materially misleading, (ii) would not otherwise be required to be publicly disclosed by the Company at that time in a periodic report to be filed with or furnished to the Commission under the Exchange Act but for the filing of such registration statement or related prospectus and (iii) if publicly disclosed at the time of such event, could reasonably be expected to have a material adverse effect on the business, financial condition, prospects or results of operations of the Company and its subsidiaries or would materially adversely affect a pending or proposed material acquisition, merger, recapitalization, consolidation, reorganization, financing or similar transaction, or negotiations with respect thereto.

              Withdrawal and Cancellation. Any Demanding Holder may withdraw its Registrable Securities from a Demand Registration at any time and any Demanding Holder shall have the right to cancel a proposed Demand Registration of Registrable Securities pursuant to this Section 4(g). Upon such cancellation, the Company shall cease all efforts to secure registration and such Demand Registration shall not be counted as a Demand Registration under this Agreement for any purpose and the Company shall pay the expenses of such cancelled Demand Registration.
    Shelf Registration
              General; Duration. After completion of the Company's initial Public Offering, subject to the availability of a registration by the Company on Form S-3 (or any successor form), any Demanding Holder shall have the right at any time, and from time to time, to request, in connection with the delivery of a Demand Registration Request in accordance with Section 4, that the Company prepare and file with the Commission a "shelf" registration statement (the "Shelf Registration Statement") on the appropriate form for an offering to be made, covering the Registrable Securities requested to be included therein, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any successor rule or similar provision then in effect) in the manner or manners designated by such Demanding Holder (including, without limitation, one or more underwritten offerings). Subject to Section 4(f), the Company shall use its best efforts to have the Shelf Registration Statement declared effective by the Commission as soon as practicable and to keep such Shelf Registration Statement continuously effective and free of material misstatements or omissions (including the preparation and filing of any amendments and supplements necessary for that purpose) until the date on which such Demanding Holder and all other holders have consummated the sale of all Registrable Securities requested to be registered under the Shelf Registration Statement, subject to Section 4(f).
              Fulfillment of Registration Obligations. A registration will not be deemed to have been effected pursuant to a Shelf Registration Statement unless (x) the provisions of Section 5(a) are fulfilled with respect to such Shelf Registration Statement and (y) the Shelf Registration Statement with respect thereto has remained effective for the minimum period of time required by Section 5(a).
    Withdrawal Rights
              A holder may withdraw all or any part of its Registrable Securities from any registration by giving written notice to the Company of its request to withdraw at any time. In the case of a partial withdrawal prior to the effective date of a Registration Statement, any Registrable Securities so withdrawn shall be reallocated among the remaining participants in such registration in accordance with the applicable provisions of this Agreement.
    Registration Procedures

    . If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as reasonably possible:

              prepare and file with the Commission a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become effective and to keep the sellers of Registrable Securities (each, a "Selling Holder") advised in writing of the initiation and progress of proceedings regarding such registration, provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to Section 3 herein at any time prior to the effective date of the registration statement relating thereto (but only to the extent set forth in the proviso contained in Section 3(a)); furnish to the lead underwriter or underwriters, if any, and to the Selling Holders, prior to the filing thereof with the Commission, a copy of the registration statement, and each amendment thereof, and a copy of any prospectus, and each amendment or supplement thereto (excluding amendments caused by the filing of a report under the Exchange Act), and use its best efforts to reflect in each such document, when so filed with the Commission, such comments as such Persons reasonably may on a timely basis propose;
              prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Selling Holders thereof set forth in such registration statement; provided, however, that prior to filing with the Commission any such registration statement, prospectus or amendment or supplement thereto, the Company shall furnish copies thereof to counsel for the Selling Holders under such registration statement, which document will be subject to reasonably prompt review by such counsel; provided further that the Company shall be required to maintain any Shelf Registration Statement effective for the applicable period described in Section 5(a).
              furnish to each Selling Holder and underwriter such number of copies of such registration statement and of each such amendment and supplement thereof (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, a copy of any and all transmittal letters or other correspondence to or received from the Commission or any other governmental agency or self-regulatory body and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;
              use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Selling Holder shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder ; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject or subject itself to general taxation in any jurisdiction where it is not then so subject;
              furnish to each Selling Holder and to any underwriter of such Registrable Securities an opinion of counsel for the Company (which opinion (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, or, in the case of a non-underwritten offering, to the Selling Holders) addressed to each Selling Holder and any underwriter of such Registrable Securities and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the applicable registration statement) covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings, (ii) furnish to each Selling Holder and any underwriter of such Registrable Securities a "cold comfort" letter dated the effective date of such registration statement (or, if such registration involves and underwritten Public Offering, dated the date of the underwriting agreement and a "bring down" letter dated the date of the closing under the underwriting agreement) addressed to each Selling Holder and any underwriter of such Registrable Securities and signed by the independent public accountants who have audited the financial statements of the Company included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as any Selling Holder may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements and (iii) cause such authorized officers of the Company to execute customary certificates as may be reasonably requested by any Selling Holder or any underwriter of such Registrable Securities;
              promptly notify the Selling Holders and any underwriter of such Registrable Securities in writing (i) of the occurrence of any event as a result of which the registration statement or the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and (iii) if for any other reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act and, in any such case as promptly as reasonably practicable thereafter (and in any event within ten days thereafter), prepare and file with the Commission an amendment or supplement to such registration statement or prospectus which will correct such statement or omission or effect such compliance;
              notify the Selling Holders and the lead underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as promptly as reasonably practicable after notice thereof is received by the Company (i) when the applicable registration statement or any amendment thereto has been filed or becomes effective and when the applicable prospectus or any amendment or supplement thereto has been filed, (ii) of any written comments by the Commission, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or any order preventing or suspending the use of any preliminary or final prospectus or the initiation or threat of any proceedings for such purposes and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;
              make every reasonable effort to prevent the entry of, and use its best efforts to obtain as promptly as reasonably practicable the withdrawal of, any stop order with respect to the applicable registration statement or other order suspending the use of any preliminary or final prospectus;
              promptly incorporate in a prospectus supplement or post-effective amendment to the applicable registration statement such information as the lead underwriter or underwriters, if any, and the Selling Holders holding a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;
              upon the request of any Selling Holder, promptly amend any Shelf Registration Statement or take such other action as may be necessary to de-register, remove or withdraw all or a portion of the Selling Holder's Registrable Securities from a Shelf Registration Statement, as requested by such Selling Holder;
              to the extent reasonably requested by the lead or managing underwriters in connection with an underwritten offering pursuant to Section 4 (including a Shelf Underwritten Offering pursuant to Section 5), make reasonably available appropriate officers of the Company to attend any "road shows" scheduled in connection with any such underwritten offering, with all out-of-pocket costs and expenses incurred by the Company or such officers in connection with such attendance to be paid by the Company;
              use its best efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed or NASDAQ if the Common Stock is then quoted on NASDAQ, if such Registrable Securities are not already so listed or quoted and if such listing is then permitted under the rules of such exchange or NASDAQ, and provide an independent transfer agent and registrar for such Registrable Securities covered by such registration statement and a cusip number for all Registrable Securities not later than the effective date of such registration statement; and
              use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

    Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (e) of this Section 7, such holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the supplemented or amended prospectus contemplated by clause (e) of this Section 7, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of the Company's notice. In the event the Company shall give any such notice, the period mentioned in clause (b) of this Section 7 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (e) of this Section 7 and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (f) of this Section 7.

    Indemnification

    .

              Indemnification by the Company. The Company hereby agrees to indemnify and hold harmless each holder of Registrable Securities which shall have been registered under the Securities Act, and such holder's officers, directors, employees, stockholders, members and agents and each other Person, if any, who controls such holder or any of the foregoing within the meaning of the Securities Act and each other Person (including underwriters) who participates in the offering of such Registrable Securities against any losses, claims, damages, liabilities, reasonable attorneys' fees, costs or expenses (collectively, the "Damages"), joint or several, to which such holder, Person, controlling Person or participating Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact made by the Company or its agents contained in any registration statement under which such Registrable Securities are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereof, or in any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances in which they were made) not misleading, and will reimburse such holder of Registrable Securities or such controlling Person or participating Person in connection with investigating or defending any such Damages or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such holder or such controlling or participating Person, as the case may be, specifically for use in the preparation thereof.
              Indemnification by the Holders of Registrable Securities Which Are Registered. In connection with any registration statement in which a Selling Holder is participating pursuant to this Agreement, each Selling Holder, by exercising its registration rights hereunder, hereby agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each other Person, if any, which controls the Company within the meaning of the Securities Act against any Damages, severally, but not jointly, to which the Company, or such other Person or such Person controlling the Company may become subject under the Securities Act or otherwise, but only to the extent that such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstance in which they were made) not misleading, which, in each such case, has been made in or omitted from such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by such holder of Registrable Securities specifically for use in the preparation thereof. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement. The liability of any Selling Holder hereunder shall be several and not joint and in no event shall the liability of any Selling Holder hereunder be greater than the amount of the net proceeds received by such Selling Holder for the sale of the Registrable Securities giving rise to such indemnification obligations.
              Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 8 (provided the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations under this Section 6 except to the extent of any damages caused solely by such failure), and (ii) unless the indemnified party has been advised by its counsel that a conflict of interest exists or may exist between such indemnified and indemnifying parties under applicable standards of professional responsibility, with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation; provided, however, that no indemnifying party will consent to the entry of any judgment or enter into any settlement (other than for the payment of money only) without the consent of the indemnified party (which consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest exists or may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.
              Contribution. If for any reason the indemnification provided for in the preceding Sections 8(a) or 8(b) is unavailable to an indemnified party in respect of any Damages referred to therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative benefits received by, and the relative fault of, the indemnified party and the indemnifying party, as well as any other appropriate equitable considerations; provided, however, that in no event shall the liability of any selling holder of Registrable Securities hereunder (whether in respect of indemnification or contribution obligations) be greater in amount than the difference between the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such contribution obligation and all amounts previously contributed by such holder with respect to such Damages. The relative fault shall be determined by reference to, among other equitable considerations, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation.
    Hold-Back Agreements

    . Each holder of Registrable Securities whose Registrable Securities are eligible for inclusion in a Registration Statement filed pursuant to Section 3, 4 or 5 agrees, if requested by the managing underwriter or underwriters in an Underwritten Offering of any Registrable Securities, not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (except as part of such Underwritten Registration), during the 10-day period prior to, and for a period (which period shall be the same for each Major Stockholder and its Affiliates) of up to 180 days (in the case of the Company's initial Public Offering) or 90 days (in the case of an offering after the Company's initial Public Offering) (as required by the managing underwriter in its reasonable discretion) beginning on the effective date of such Registration Statement, to the extent timely notified of such offering in writing by the Company or the managing underwriter or underwriters.

    Underwritten Registration

    . If any of the Registrable Securities covered by any Incidental Registration or a Demand Registration are to be sold in an Underwritten Offering, the investment banker or investment bankers (including a Shelf Registration) and manager or managers that will administer and underwrite the offering will be selected by (i) the Company, in the case of an Incidental Registration or (ii) by the Demanding Holder, in the case of a Demand Registration (provided that the selection of underwriters shall be reasonably satisfactory to the Company).

    Notwithstanding anything herein to the contrary, no Person may participate in any Underwritten Registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (b) accurately completes and executes all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other customary documents required under the terms of such underwriting arrangements; provided, however, that no holder of Registrable Securities will be required to provide representations and warranties or indemnities or otherwise become subject to liabilities or obligations in any such underwriting agreement that are not customary for investors of its type in such transaction.

    If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Agreement, the Company shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements generally with respect to secondary distributions to the extent relevant, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 8, and agreements as to the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 7. The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders and the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such Selling Holders to the extent applicable. Subject to the following sentence, such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, when relevant. No Selling Holder shall be required in any such underwriting agreement or related documents to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Selling Holder's title to Registrable Securities and any written information provided by the Selling Holder to the Company expressly for inclusion in the related registration statement.

    In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall (x) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by each Selling Holder, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement, and by any attorney, accountant or other agent retained by any Selling Holder or any managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and (y) cause all of the Company's officers, directors and employees and the independent public accountants who have certified the Company's financial statements to make themselves reasonably available to discuss the business of the Company and to supply all information reasonably requested by any such Selling Holders, managing underwriters, attorneys, accountants or agents in connection with such registration statement, in the case of each of clauses (x) and (y), as shall be necessary to enable them to exercise their due diligence responsibilities (subject to entry by each party referred to in this paragraph into customary confidentiality agreements in a form reasonably acceptable to the Company).

    In the case of an underwritten offering requested by a Demanding Holder pursuant to Section 4 or Section 5, the price, underwriting discount and other financial terms for the Registrable Securities of the related underwriting agreement shall be determined by the applicable Demanding Holder. In the case of any underwritten offering of securities by the Company pursuant to Section 3, such price, discount and other terms shall be determined by the Company, subject to the right of Selling Holders to withdraw their Registrable Securities from the registration pursuant to Section 6.

    Miscellaneous
              Effective Time. The provisions of this Agreement are effective from and after the date hereof.
              Amendment and Modification. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment or waiver is set forth in a writing executed by (i) the Company, (ii) each Major Stockholder and (iii) in the case of any amendment which materially and adversely affects any Investor differently from any other Investor (other than due to any difference in the number of shares owned by any such Investor), such Investor. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.
              Additional Parties. The Board of Directors of the Company shall be entitled, but not obligated, with the consent of Person(s) holding at least 70% of the Registrable Securities, to allow any acquirer of newly issued equity securities (or securities or rights convertible or exercisable into equity securities), of the same type and class of the Registrable Securities, to execute a counterpart to this Agreement and become a party hereto (each, an "Additional Party"), in which case the equity securities issued or issuable to any such Additional Party shall be deemed to be "Registrable Securities" subject to the terms and conditions hereof and such Additional Party shall be deemed to be a holder of "Registrable Securities" for purposes hereof. Except as set forth in this Section 9(c), the Company will not grant to any other persons any registration rights. Each Major Stockholder may assign all or part of their rights and obligations under this Agreement as a Major Stockholder to any transferee of shares of Common Stock of such Major Stockholder to the extent provided in Section 1.4 of the Securities Holders Agreement. The parties agree to amend this Agreement, if necessary, in connection with a transfer contemplated by this Section 11(c) to reflect the provisions thereof. Each Investor may assign all or a part of their rights under this Agreement to any transferee who has acquired Registrable Securities from such Investor to the extent that such transfer does not violate the Securities Holders Agreement and such transferee agrees in writing to be bound by the terms of this Agreement and such Transferee shall be deemed an Investor hereunder.
              Survival of Representations and Warranties. All representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by an Investor or on its behalf.
              Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs.
              Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.
              Notices. All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, fax or reputable courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

              If to the Company:

              Seitel Holdings, Inc.

              c/o Seitel, Inc.

              10811 S. Westview Circle Drive

              Building C, Suite 100

              Houston, TX 77043

              Telecopier: (713) 881-8901

              Attention: Robert D. Monson

              with a required copy to:

              Dechert LLP

              Cira Centre

              2929 Arch Street

              Philadelphia, PA 19104

              Facsimile: (215) 994-2222

              Attention: Christopher G. Karras

              If to ValueAct Capital, to:

              ValueAct Capital Master Fund, L.P.

              435 Pacific Avenue, 4th Floor

              San Francisco, CA 94133

              Facsimile: (415) 362-5727

              Attention: Allison Bennington, General Counsel

              with a required copy to:

              Dechert LLP

              Cira Centre

              2929 Arch Street

              Philadelphia, PA 19104

              Facsimile: (215) 994-2222

              Attention: Christopher G. Karras

              If to Centerbridge:

              Centerbridge Capital Partners, L.P.

              375 Park Avenue

              12th Floor

              New York, NY 10152

              Facsimile: (212) 672-5001

              Attention: Kyle Cruz

              with a required copy to:

              Latham & Watkins LLP
              885 Third Avenue
              New York, NY 10022

              Facsimile: (212) 751-4864

              Attention: Howard Sobel and Jennifer Perkins

              if to any of the other Investors, to such Investor's address as set forth on the signature page hereto or such other address as may be specified from time to time in writing to the Company by such Investor.

              All such notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by telecopier (subject to electronic confirmation of such facsimile transmission and the sending (on the date of such facsimile transmission) of a confirmation copy of such facsimile by nationally recognized overnight courier service or by certified or registered mail, postage prepaid) or on the second business day after being sent by nationally recognized overnight courier service or on the fifth business day after being sent by registered or certified mail (postage prepaid, return receipt requested) to the respective party.

              Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of law.
              Headings; Definitions. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Securities Holders Agreement.
              Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.
              Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.
              Termination. Unless sooner terminated in accordance with its terms, this Agreement shall terminate (A) at such time as there are no Registrable Securities outstanding or (B) upon the written agreement of each holder of Registrable Securities; provided that the indemnification rights and obligations set forth in Section 8 hereof shall survive the termination of this Agreement.
              Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations hereunder, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.
              Party No Longer Owning Registrable Securities. If a party hereto ceases to own any Registrable Securities, such party will no longer be deemed to be a party to this Agreement; provided that the indemnification rights and obligations set forth in Section 8 hereof shall survive any such cessation of ownership.
              Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.
              No Effect on Employment. Nothing herein contained shall confer on any Investor the right to remain in the employ or service of the Company or any of its subsidiaries or Affiliates.
              Attorneys' Fees. In the event any party hereto commences any action to enforce any rights of such party hereunder, the prevailing party in such action shall be entitled to recover such party's costs and expenses incurred in such action, including, without limitation, reasonable attorneys' fees.
              Current Public Information. At all times after the Company has filed a registration statement with the Commission pursuant to the requirements of either the Securities Act or the Exchange Act, and as long as any party hereto shall hold any Registrable Securities, the Company will file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission. The Company shall use its reasonable best efforts to cause all conditions to the availability of Form S-3 (or any successor form) under the Securities Act for the filing of registration statements under this Agreement to be met as soon as practicable after the Company's initial Public Offering and furnish to any holder of Registrable Securities upon request, (i) a written statement by the Company as to the status of its compliance with the reporting requirements described in this paragraph (r), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed as such holder may reasonably request in availing itself of any rule of regulation of the Commission allowing such holder to sell any such securities without registration.
              Entire Agreement. This Agreement sets forth the entire agreement and understandings among the parties as to the subject matter hereof and merges and supersedes all prior discussions and understandings of any and every nature among them.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

COMPANY	SEITEL HOLDINGS, INC. By: /s/ Gregory P. Spivy Name: Gregory P. Spivy Title: Managing Member
VALUEACT CAPITAL	VALUEACT CAPITAL MASTER FUND, L.P. By: VA Partners I, LLC, its General Partner By: /s/ George F. Hamel, Jr. Name: George F. Hamel, Jr. Title: Managing Member
CENTERBRIDGE

CENTERBRIDGE CAPITAL PARTNERS II, L.P.

By: Centerbridge Associates II, L.P., its general partner

By: /s/ Vivek Melwani Name: Vivek Melwani

Title: Authorized Person

CENTERBRIDGE CAPITAL PARTNERS SBS II, L.P.

By: Centerbridge Associates II, L.P., its general partner

By: /s/ Vivek Melwani

Name: Vivek Melwani

Title: Authorized Person

MANAGEMENT INVESTORS	/s/ Robert D. Monson Robert D. Monson

MANAGEMENT INVESTORS (continued)	/s/ William J. Restrepo William J. Restrepo

MANAGEMENT INVESTORS (continued)	/s/ Kevin P. Callaghan Kevin P. Callaghan

MANAGEMENT INVESTORS (continued)	/s/ Marcia H. Kendrick Marcia H. Kendrick
MANAGEMENT INVESTORS (continued)	/s/ Robert J. Simon Robert J. Simon
MANAGEMENT INVESTORS (continued)	/s/ Randall Sides Randall Sides

MANAGEMENT INVESTORS (continued)	/s/ Richard Kelvin Richard Kelvin

MANAGEMENT INVESTORS (continued)	/s/ Philip B. Livingston Philip B. Livingston

MANAGEMENT INVESTORS (continued)	/s/ John E. Jackson John E. Jackson

MANAGEMENT INVESTORS (continued)	Golding Brothers 1996 Partners, Ltd. By: /s/ Jay H. Golding Name: Jay H. Golding
MANAGEMENT INVESTORS (continued)	/s/ Robert E. Pharr Robert E. Pharr

MANAGEMENT INVESTORS (continued)	/s/ William R. Leakey William R. Leakey

MANAGEMENT INVESTORS (continued)	/s/ Mark Sweeney Mark Sweeney

MANAGEMENT INVESTORS (continued)	/s/ Steve Sahinen Steve Sahinen

MANAGEMENT INVESTORS (continued)	/s/ Jude Affonso Jude Affonso

MANAGEMENT INVESTORS (continued)	/s/ Chynna Winter Williams Chynna Winter Williams

MANAGEMENT INVESTORS (continued)	/s/ Donna Anderson Donna Anderson